UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2013

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan (State or other jurisdiction of incorporation or organization)	38-2007430 (I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2013, Robert C. Paul, the Chief Executive Officer of Compuware Corporation (“Company”), was also named the Company’s President, replacing Joseph Angileri who had been the Company’s President and Chief Operating Officer until he was appointed to serve as the Company’s Treasurer and Chief Financial Officer, effective June 15, 2013, as previously announced.  Mr. Paul will have the title of President and CEO beginning June 26, 2013.  Mr. Paul’s compensation is not expected to be affected by the change in title.

Mr. Paul, 50, was appointed as Chief Executive Officer in June 2011. Mr. Paul had served as President and Chief Operating Officer of the Company from April 2008 until June 2011 and was appointed a member of the Board of Directors in March 2010. Prior to that time, Mr. Paul was President and Chief Operating Officer of Covisint since its acquisition by the Company in March 2004.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: July 10, 2013	By:	/s/ Daniel S. Follis, Jr.
Daniel S. Follis, Jr.
Senior Vice President, General Counsel & Secretary